SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 4, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 8.01: Other Events
Yadkin Valley Financial Corporation (NASDAQ Global Select Market: YAVY) has named Stephen S. Robinson as Executive Vice President of the Company and as Executive Vice President/Chief Operating Officer (COO) of the Company’s wholly owned subsidiary, Yadkin Valley Bank and Trust Company. Prior to accepting his new role, Steve served as Regional President of Piedmont Bank, a division of Yadkin Valley Bank and Trust Company . Bill Long, President & CEO, stated, “We’re very pleased to have someone with Steve’s experience working for us. He has a loyal following in the banking community and is a tremendous asset to our bank. I have admired the work ethic of Steve for several years both as a competitor and as a team member. He lives and breathes our core values and is a wonderful example of what a real banker should look and act like. We feel confident that Steve will serve the bank well in his new capacity.”
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	May 4, 2007